Exhibit 32.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
     In connection with the quarterly report on Form 10-Q of PGT, Inc. (the “Company”) for the quarterly period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rodney Hershberger, as President and Chief Executive Officer of the Company, and Jeffrey T. Jackson, as Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rodney Hershberger Rodney Hershberger
President and Chief Executive Officer

/s/ Jeffrey T. Jackson Jeffrey T. Jackson
Chief Financial Officer and Treasurer
Dated: May 14, 2007
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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